SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Provident Financial Group, Inc.
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

4.   Proposed maximum aggregate value of transaction:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:
        (2)    Form, Schedule or Registration Statement No.:
        (3)    Filing Party:
        (4)    Date Filed:

                         PROVIDENT FINANCIAL GROUP, INC.

                             ONE EAST FOURTH STREET
                                CINCINNATI, OHIO
                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        --------------------------------


To our Shareholders:

     The Annual Meeting of Shareholders of Provident Financial Group, Inc., will be held on May 28, 1998, at 9:00 a.m., on the 3rd floor of the Provident Tower, One East Fourth Street, Cincinnati, Ohio. The meeting will be held for the following purposes:

     1.   To elect Eight Directors; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 31, 1998, are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to be present at the meeting so that you can vote in person. Whether or not you plan to attend the meeting, please date, sign and return the accompanying proxy card in the enclosed, postage-paid envelope. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the voting by written revocation or by submitting a later-dated proxy.

                                                   Sincerely,


                                                   Mark E. Magee
                                                   Secretary



Cincinnati, Ohio
April 28, 1998

                         PROVIDENT FINANCIAL GROUP, INC.
                                 PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Provident Financial Group, Inc., to be voted at the Annual Meeting of Shareholders to be held at 9:00 a.m. on May 28, 1998, on the 3rd floor of the Provident Tower, One East Fourth Street, Cincinnati, Ohio, and at any adjournment thereof.

     Provident will pay the cost of soliciting proxies, including reimbursement of brokerage firms, banks and other nominees for their actual out-of-pocket expenses in forwarding proxy materials to beneficial owners of Provident Common Stock.

     Any shareholder who executes the accompanying proxy may revoke it at any time before it is exercised by submitting either written notice to the Secretary of Provident or a duly executed proxy bearing a later date or by voting in person at the meeting. Properly executed proxies not revoked will be voted as specified thereon.

     The approximate date on which this Proxy Statement and the accompanying proxy card were first mailed to shareholders is April 28, 1998.

                              VOTING AT THE MEETING

Record Date; Voting
-------------------

     Only shareholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the meeting. On that date there were 43,084,407 shares of Common Stock (the only class of voting securities of Provident) outstanding. Each share is entitled to one vote on each matter to be voted at the meeting. Abstentions and shares otherwise not voted for any reason, including broker non-votes will have no effect on the outcome of any vote taken at the meeting.

Principal Shareholders
----------------------

     The following shareholders are the only persons known by Provident to own beneficially 5% or more of its outstanding Common Stock as of March 31, 1998:


     Name and Address of           Amount and Nature of
      Beneficial Owner             Beneficial Ownership     Percent of Class (a)
===============================    =====================    ====================
American Financial Group, Inc.        6,428,874  (b)                14.6%
Carl H. Lindner                       3,260,162  (c) (d)             7.6%
Carl H. Lindner III                   1,801,377  (c) (e)             4.2%
S. Craig Lindner                      2,026,458  (c) (f)             4.7%
Keith E. Lindner                      2,042,493  (c) (g)             4.7%
 One East Fourth Street
 Cincinnati, Ohio 45202

Robert D. Lindner                     2,354,330  (h)                 5.5%
 3955 Montgomery Road
 Cincinnati, Ohio 45212

Lou Ann Flint                         2,339,702  (i)                 5.4%
 49 East Fourth Street
 Cincinnati, Ohio 45202

(a) The percentages of outstanding shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are 3.5%, 4.6% and 5.6%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of Carl H. Lindner III and S. Craig Lindner (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

(b) Includes 5,440,674 shares held by subsidiaries of American Financial Group, Inc. ("AFG") and 988,200 shares issuable upon conversion of Provident's Series D Convertible Preferred stock held by an AFG subsidiary. Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for their benefit (collectively the "Lindner Family"), are the beneficial owners of approximately 44% of AFG's common stock, and share with AFG voting and dispositive power with respect to the shares of Provident Common Stock beneficially owned by AFG. The Lindner Family and AFG may be deemed to be controlling persons of Provident.

(c)  Excludes 6,428,874 shares of Common Stock beneficially owned by AFG.

(d) Includes 2,742,447 shares held by his spouse and 45,535 shares held by a foundation over which he has voting and dispositive power.

(e) Includes 5,135 shares held by his spouse individually and as trustee. Includes 305,776 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f) Includes 5,135 shares held by his spouse individually and as trustee, 331,016 shares held by his spouse as custodian for their minor children and 76,801 shares held by a foundation over which he has voting and dispositive power. Includes 45,000 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g) Includes 964 shares held by his spouse, 6,818 shares he holds as custodian for his minor children and 340,381 shares held in two trusts for the benefit of his minor children, over which he or his spouse have shared voting and dispositive power. This number excludes 350,776 shares (described in footnotes (e) and (f) above), which are held in trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and
     S. Craig Lindner over which Keith E. Lindner has voting and dispositive power but no financial interest.

(h) Includes 366,585 shares held by his spouse and 14,032 shares held by a foundation over which he has voting and dispositive power.

(i) Includes 2,339,147 shares which are held in a trust for the benefit of the family of Carl H. Lindner over which Lou Ann Flint has sole voting and dispositive power but no pecuniary interest. Also includes 450 shares held by Ms. Flint as custodian for her minor children.

Election of Directors
---------------------

     The nominees for election to the Board of Directors are JACK M. COOK, ALLEN
L. DAVIS, THOMAS D. GROTE, JR., ROBERT L. HOVERSON, PHILIP R. MYERS, JOSEPH A. PEDOTO, SIDNEY A. PEERLESS, and JOSEPH A. STEGER. The eight nominees receiving the highest number of votes cast at the meeting will be elected as directors of Provident. All of the nominees are presently directors of Provident. See "Information Concerning Management" for information relating to the nominees.

     Each holder of shares of Provident Common Stock is entitled to one vote for each share held in the holder's name on the record date. Shareholders entitled to vote have the right, in voting to elect directors, to cumulate their votes and give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of votes to which their shares are entitled, or to distribute their votes on the same principal among as many nominees as they see fit, provided that notice of cumulative voting is given in writing by a shareholder to the Secretary of Provident not less than 48 hours before the meeting.

     A properly signed proxy card will be voted "FOR" the election of the eight nominees proposed by the Board of Directors unless authority is withheld to vote for any of the nominees. If any nominee should be unavailable for election, proxies may be voted for a substitute. Provident has no reason to believe that any of the nominees will be unable to serve. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the meeting or any adjournment thereof, each proxy will be voted in the discretion of the proxies named therein.


Adjournment and Other Matters
-----------------------------

     A motion for adjournment or other matters properly brought before the Meeting requires the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy for approval.

                        INFORMATION CONCERNING MANAGEMENT


     The following table presents information as of March 31, 1998 concerning the directors, nominees and executive officers. Except as set forth, no director or officer owns beneficially as of such date more than 1% of Provident's outstanding Common Stock.

                             Directors and Nominees

                              Amount and
                              Nature of
                              Beneficial
                              Ownership           Principal Occupation
  Name and Year Nominee       and Percent          For Last Five Years
 First Became a Director      of Class            and Other Information
---------------------------   -----------    ----------------------------------

Jack M. Cook (1992)            15,062(a)     President  and   Chief   Executive
                                              Officer  of  Health  Alliance  of
                                              Greater Cincinnati which includes
                                              Christ,  University,  Jewish  and
                                              St. Luke Hospitals.  Age 53

Allen L. Davis (1984)          544,212(a)    Until his retirement effective May
                                  (1.3%)      1, 1998,  President  and   Chief
                                              Executive Officer  of   Provident
                                              and The Provident Bank("Provident
                                              Bank"). Director,  LSI Industries,
                                              Inc. Age 56

Thomas D. Grote, Jr. (1991)     17,601(a)    President, Thomas J. Dyer Company.
                                              Age 43

Robert L. Hoverson (1998)      329,184(a)    President   and   Chief   Executive
                                              Officer of Provident and Provident
                                              Bank effective May 1, 1998.  Prior
                                              to  that time,  Senior Vice Presi-
                                              dent of  Provident  and  Executive
                                              Vice President of  Provident Bank.
                                              Age 56.

Philip R. Myers (1982)         706,428(a)    Senior Vice President of Provident
                                  (1.6%)      and    Senior   Executive   Vice
                                              President  of  Provident    Bank.
                                              Age 55

Joseph A. Pedoto (1980)(b)   1,230,327(a)(c) President, JLM  Financial, Inc., a
                                  (2.9%)      financial consulting firm. Age 56

Sidney A. Peerless (1980)       62,478(a)    President   of  E.N.T. Associates.
                                              Staff member at several Cincinnati
                                              hospitals. Age 76

Joseph A. Steger (1992)         15,049(a)    President  of  the  University  of
                                               Cincinnati.  Director, Cincinnati
                                               Milacron, Inc.  Age 61

                  Executive Officers Who Are Not Also Directors


                             Amount and
                             Nature of
                             Beneficial
                             Ownership          Principal Occupation
                             and Percent         For Last Five Years
         Name                of Class           and Other Information
--------------------------  ------------   ----------------------------------

John R. Farrenkopf          134,159  (a)   Vice President and  Chief  Financial
                                             Officer  of  Provident  and Senior
                                             Vice President and Chief Financial
                                             Officer of Provident Bank.  Age 49

Jerry L. Grace                42,744 (a)   Vice  President  and  Treasurer  of
                                             Provident.   Senior  Vice President
                                             and  Treasurer  of  Provident Bank.
                                             Age 56

Mark E. Magee                107,621 (a)   Vice President, Secretary and General
                                             Counsel  of  Provident  and  Senior
                                             Vice President,   Secretary   and
                                             General Counsel of Provident Bank.
                                             Age 50

All Directors &             3,204,807 (a)
Executive Officers as           (7.3%)
a Group


(a) Including options to purchase common stock currently exercisable or exercisable within 60 days from March 31, 1998 for Mr. Davis, 64,000 shares; Mr. Myers, 139,025 shares; Mr. Farrenkopf, 74,876 shares; Mr. Grace, 9,250 shares; Mr. Hoverson, 210,025 shares; Mr. Magee, 52,000 shares; 13,375 shares each for Messrs. Cook, Grote, Peerless and Steger; and 10,000 shares for Mr. Pedoto. Includes shares held in Provident's Employee Stock Ownership Plan, 401(k) Plan and Deferred Compensation Plan, collectively, as follows: Mr. Davis, 117,283 shares; Mr. Myers, 88,034 shares; Mr. Farrenkopf, 41,358 shares; Mr. Grace, 33,424 shares; Mr. Hoverson, 61,606 shares, and Mr. Magee, 34,763 shares.

(b) Mr. Pedoto did not serve as a Director from September 27, 1991 to August 19, 1993.

(C) Includes 1,181,250 shares held in Trust under which Mr. Pedoto serves as co-trustee with shared voting and dispositive powers.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

     The following table presents the compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers in 1997, during the last three years in which they served as an executive officer.


                                     Annual           Long Term
                                 Compensation (a)    Compensation
                              ---------------------  ------------
                                                     Securities         All
                                                     Underlying        Other
       Name and                                      Options        Compensation
  Principal Position    Year  Salary ($)  Bonus ($)  Granted (#)       ($) (b)
======================  ====  ==========  =========  ============   ============
Allen L. Davis          1997   624,454     675,000      100,000        604,370
President and CEO       1996   593,685     600,000      225,000        480,879
                        1995   567,242     525,000       45,000        326,392

Robert L. Hoverson(c)   1997   435,192     447,120       67,000        304,290
Senior Vice President   1996   414,038     414,000       84,375        229,642
                        1995   391,731     365,000       28,125        173,269

Philip R. Myers         1997   437,740     289,440       44,000        246,199
Senior Vice President   1996   416,586     268,000       45,000        213,920
                        1995   396,586     240,000       16,875        188,651

Jerry L. Grace          1997   197,212     203,688       37,500        125,929
Vice President and      1996   186,635     188,600       22,500         90,910
Treasurer               1995   176,058     155,000       11,250         94,562

John R. Farrenkopf      1997   161,539      89,424       27,500        146,364
Vice President and      1996   150,962      82,600       22,500        115,341
Chief Financial         1995   140,962      75,000       11,250         74,139
Officer

(a) No named executives received any other annual compensation in excess of the lesser of 10% of his compensation or $50,000.

(b) For 1997, Messrs. Davis, Hoverson and Grace each received contributions of $18,125, Mr. Myers received $20,161, and Mr. Farrenkopf received $19,606 pursuant to the Employee Stock Ownership Plan. Employer contributions made pursuant to other benefit plans were as follows: 401(k) Plan: Messrs. Davis, Hoverson and Grace, $2,375 each and Mr. Farrenkopf, $1,569; the Employee Stock Purchase Plan: Mr. Grace, $518 and Mr. Farrenkopf, $1,209; the Excess Benefit Plan: Mr. Davis, $83,585, Mr. Myers, $51,881, Mr. Hoverson, $72,827 and Mr. Grace, $23,701; the net premiums paid on Provident's Split Dollar Life Insurance Plan: Mr. Davis, $40,156, Mr. Myers, $5,472, Mr. Hoverson, $27,135, Mr. Grace, $13,809, and Mr.
     Farrenkopf, $1,828; the Deferred Compensation Plan: Mr. Davis, $460,129, Mr. Myers, $168,685, Mr. Hoverson, $183,827, Mr. Grace, $67,400, and Mr.
     Farrenkopf, $122,151.

(c) Upon retirement of Mr. Davis, effective May 1, 1998, Mr. Hoverson will become President and CEO of Provident.

Stock Options
-------------

     The following tables present information concerning option grants and exercises with respect to the named executives in 1997.


                     OPTIONS GRANTED IN THE LAST FISCAL YEAR

                               Percent of
                                  Total
                                 Options   Exercise                 Potential Realizable Value at
                    Number of    Granted    or Base                    Assumed Annual Rates of
                      Shares       to        Price                  Stock Appreciation for Option
                    Underlying  Employees     Per                                Term
                     Options    in Fiscal    Share   Expiration   ----------------------------------
        Name         Granted      Year        ($)       Date       0% ($)      5% ($)        10% ($)
=================== ==========  =========  ========  ==========   ==================================
Allen L. Davis        50,000      5.99       33.63    4/6/2007       --     1,057,486    2,679,878
                      50,000      5.99       42.13    6/5/2007              1,324,767    3,357,218
John R. Farrenkopf    12,500      1.50       33.63    4/6/2007       --       264,372      669,969
                      15,000      1.80       42.13    6/5/2007                397,430    1,007,166
Jerry L. Grace        12,500      1.50       33.63    4/6/2007       --       264,372      669,969
                      25,000      2.99       42.13    6/5/2007                662,383    1,678,609
Robert L. Hoverson    32,000      3.83       33.63    4/6/2007       --       676,791    1,715,122
                      35,000      4.19       42.13    6/5/2007                927,337    2,350,053
Philip R. Myers       19,000      2.28       33.63    4/6/2007       --       401,845    1,018,354
                      25,000      2.99       42.13    6/5/2007                662,383    1,678,609



          AGGREGATED OPTION EXERCISES IN 1997/OPTION VALUES AT 12/31/97


                                                 Number of Shares
                                                    Underlying            Dollar Value of
                      Number of                 Unexercised Options   Unexercised in-the-Money
                        Shares                     at 12/31/97.         Options at 12/31/97.
                     Acquired on  Dollar Value     Exercisable/      Exercisable/Unexercisable
         Name          Exercise   Realized ($)     Unexercisable                ($)
===================  ===========  ============  ===================   ========================
Allen L. Davis         354,375     13,461,694        140,625/             4,690,350/
                                                     313,750              6,811,425
John R. Farrenkopf       None         None            68,626/             2,587,091/
                                                      54,500              1,072,075
Jerry L. Grace           None         None           150,750/             5,992,335/
                                                      66,750              1,212,365
Robert L. Hoverson       None         None           316,125/            12,361,016/
                                                     155,875              3,159,649
Philip R. Myers          None         None           252,450/             9,942,791/
                                                       98,675              2,021,543

Supplemental Executive Retirement Plan
--------------------------------------

     In November, 1993, the Board of Directors adopted a Supplemental Executive Retirement Plan ("SERP") to provide a supplemental retirement benefit to key management or highly compensated employees of Provident who may be designated from time to time by the Compensation Committee. Payments under the SERP are paid from the general revenues of Provident and have no effect on the existing retirement plans. Company owned life insurance contracts will be used to fund Provident's SERP obligations.

     The purpose of the SERP is to assure that each participant receives an annual retirement benefit starting at age 65, based on years of service, of up to 50% of the average of his or her highest consecutive five years' annual compensation during the ten years preceding the participant's retirement, disability, termination of employment or removal from the SERP. When a participant retires, the SERP benefit is calculated, and then funds from the following sources are deducted to determine the payment due from Provident under the SERP: (i) one half of the participant's monthly social security insurance benefit and (ii) the participant's accrued benefits attributable to employer contributions to Provident's Employee Stock Ownership Plan, 401(k) Plan, Excess Benefit Plan, Deferred Compensation Plan and any other qualified or non-qualified pension or deferred compensation plans maintained by Provident. If the sum of these payments exceeds the participant's benefit computed under the SERP, then no payment will be due from Provident under the SERP.

     The table below shows the assumed actuarial value of the retirement plan benefits plus the SERP payment which, when taken together, will result in a total retirement payment based on average compensation and years of service. Assuming retirement at age 65, with the exception of Mr. Davis, who will retire in 1998, the number of years of service for the five individuals named in the summary compensation table would be Allen L. Davis, 14 years; Philip R. Myers, 42 years; Robert L. Hoverson, 24 years; Jerry L. Grace, 24 years; and John R. Farrenkopf, 42 years.

                     Supplemental Executive Retirement Plan


Average Compensation                      Years of Service
-------------------- ----------------------------------------------------------
                        10        15        20        25       30         35
                     --------  --------  --------  --------  --------  --------
$150,000.............$ 45,000  $ 52,500  $ 60,000  $ 67,500  $ 75,000  $ 75,000
$250,000...............75,000    87,500   100,000   112,500   125,000   125,000
$400,000..............120,000   140,000   160,000   180,000   200,000   200,000
$500,000..............150,000   175,000   200,000   225,000   250,000   250,000
$600,000..............180,000   210,000   240,000   270,000   300,000   300,000
$800,000..............240,000   280,000   320,000   360,000   400,000   400,000
$1,000,000............300,000   350,000   400,000   450,000   500,000   500,000
$1,200,000............360,000   420,000   480,000   540,000   600,000   600,000
$1,400,000............420,000   490,000   560,000   630,000   700,000   700,000
$1,600,000............480,000   560,000   640,000   720,000   800,000   800,000

                DIRECTORS' FEES, RETIREMENT BENEFITS AND OPTIONS


     Each director who is not also an officer of Provident or its subsidiaries receives an annual fee of $15,000 plus $1,000 for each Board meeting attended. A $1,000 fee is paid for each Committee meeting attended in person, or $600 if attendance is by telephone or on a date on which a Board meeting is held. Directors who are also officers of Provident serve on the Board without additional compensation. Outside Directors may postpone the receipt of from 5 - 100% of their Board compensation. Amounts deferred may be invested in a Provident Common Stock Account, in which case the Account is credited annually with a percentage of Provident's pre-tax earnings per share for each share of Provident Common Stock in the Account, with the percentage to be credited depending upon Provident's return on equity.

     Each Outside Director is granted an option to purchase 1,000 shares of Common Stock upon appointment and upon each annual election as Director. All options are granted at an exercise price equal to the average of the closing bid and ask prices on the last trading day prior to the date of grant. Options vest six months after the date of grant and have a term of 10 years.

     Outside Directors with ten years of service as a Director receive annual retirement benefits equal to the fees paid during the 12 months immediately preceding the retirement date, with payments to commence at retirement or 65th birthday, whichever is later. Retirement benefits will be paid for a period of years equal to the number of the participant's years of service, divided by three.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors establishes salaries, bonuses and stock option awards for executive officers on an annual basis. The Committee's policy is to encourage and motivate Provident's executive officers to achieve both short-term and long-term business, financial and community goals, and thereby build shareholder value on a steady but aggressive basis. The Committee believes it important to provide competitive levels of compensation that will enable Provident to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, thus aligning more closely the interests of management with those of shareholders.

     The Committee has established three primary components which it utilizes in setting annual compensation levels, namely:

        o       Base Compensation
        o       Annual Bonuses
        o       Stock Option Grants

     In establishing compensation levels for 1997, the Committee utilized executive compensation surveys published by SNL Securities, Inc. and Cole Banking Survey, which the Committee believes are appropriate. In addition the Committee reviewed compensation levels paid by Midwest based bank holding companies of similar asset size. The Committee sets the levels of executive compensation at the high end of the ranges described in the surveys.

     Compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a company as well as the other executive officers listed in the compensation table is not deductible for Federal income tax purposes unless it is "performance-based" and approved by shareholders. The Committee does not believe these limitations should interfere with the application of policies which guide its compensation decisions.

Base Compensation
-----------------

     In establishing base salaries for 1997 Provident took into account and gave equal weight to the particular executive officer's level of responsibility and potential for future responsibilities, salary levels of competitors for similar functions and Provident's results of operations in 1996. The Committee also took into account the recommendations of the President for executive officers other than himself in establishing base salaries.


Bonuses
-------

     Bonuses for 1997, other than for the President, were based primarily on recommendations made by the President and the Committee's review of bonus awards paid by the banking institutions included in the surveys. The bonus awards were not tied to any specific or quantifiable performance objectives, but rather were based on the Committee's subjective judgment of Provident's performance and the relative contributions to that performance by the executive officers to whom bonuses were awarded.

     Awards of stock options are made by the Committee to motivate long-term future performance and as a reward for past performance, consistent with the purposes set forth in Provident's 1997 Stock Option Plan.


Chief Executive Officer
-----------------------

     In determining the compensation paid to Provident's President and Chief Executive Officer, Allen L. Davis, the Committee first determined to utilize each of the components described above for executive officers for his compensation. In this regard, the Committee established his salary level based on its subjective evaluation of not only Provident's financial results, but also on the Committee's evaluation of Mr. Davis' creative abilities in planning for and leading Provident during 1996, and setting Provident on a course of aggressive, sustained and soundly managed growth and profitability. The Committee similarly made its own evaluation of Mr. Davis' contributions to Provident on a subjective basis, rather than against any quantifiable plan in establishing the amount of his bonus payment and stock option awards.




                                                   Sidney A. Peerless, Chairman
                                                   Thomas D. Grote, Jr.
                                                   Joseph A. Pedoto

                              FINANCIAL PERFORMANCE

     The graph below summarizes the cumulative return experienced by Provident's shareholders over the years 1992 through 1997, compared to the NASDAQ Index and the Keefe, Bruyette & Woods 50 Bank Index which is a market-capitalization weighted bank stock index that includes all money-center banks and most major regional bank holding companies, and is a widely available index. The number of companies comprising the KBW 50 Index allows ready comparisons of Provident's stock with an industry standard. Provident is not included in the KBW 50 Index.

     The table below contains the data points used in the performance graph which appears in the printed Proxy Statement:


                         1992      1993      1994      1995      1996      1997
                         ----      ----      ----      ----      ----      ----

Provident Bancorp         100       142       148       206       334        476
Nasdaq Market Index       100       115       112       159       195        240
Peer Group                100       106       100       160       227        332


                        BOARD AND BOARD COMMITTEE ACTIONS

     The Board held 11 meetings during 1997. Each Director attended at least 75% of the meetings of the Board and at least 75% of the Committee meetings of which they were members. Messrs. Davis, Grote, Myers and Pedoto served as Executive Committee members in 1997. The Executive Committee is authorized, under Ohio law and Provident's Code of Regulations, to perform substantially all of the functions of the Board of Directors. The Executive Committee took written action on 3 occasions during 1997.

     The Audit Committee consists of Messrs. Peerless (Chairman), Cook and Steger, none of whom is an officer of Provident or its subsidiaries. The Audit Committee had 7 meetings in 1997. The Committee's functions include reviewing with the independent auditors the plans and results of the audit engagement of Provident and reviewing the scope and results of the procedures for internal auditing. The Committee is authorized generally to superintend the administration of the Internal Audit Department, which has the responsibility to perform internal audit functions for Provident and its subsidiaries. Provident has a Compensation Committee whose functions are described elsewhere in the Proxy Statement. The Compensation Committee took written action on 21 occasions during 1997. Provident does not have a Nominating Committee.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Provident's executive officers, directors and persons who own more than 10% of a registered class of Provident's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish Provident with copies of these reports. Based on a review of the copies of such reports received by it, or upon written representation from certain reporting persons that no reports were required, Provident believes that all of its executive officers, directors and 10% shareholders complied with the Section 16 reporting requirements.


                              CERTAIN TRANSACTIONS

     Provident and its subsidiaries, in their normal course of business have had and, to the extent permitted by applicable regulations and other regulatory restrictions expect to continue to have, transactions with Provident's directors, officers, principal shareholders and affiliates of such persons including American Financial Group, Inc. ("AFG"), and United Dairy Farmers, Inc. and their subsidiaries. All such transactions are and will be on terms no less favorable to Provident than those which could be obtained with non-affiliated parties.

     A subsidiary of AFG provides security guard and surveillance services at Provident's main office for which Provident was charged $92,000 in 1997. Provident leases its main banking and corporate office from a trust for the benefit of a subsidiary of AFG. Provident was charged rent under the leases of $1,963,000 in 1997. Provident also leases branch locations, ATM locations and certain equipment from principal shareholders and their affiliates, for which it was charged rentals of $217,000 in 1997. Provident purchased software used in connection with Provident's Year 2000 Conversion project from a subsidiary of AFG, for which it was charged $163,500 in 1997.

     Certain of the principal shareholders, directors and executive officers of Provident maintain investments in Provident commercial paper. The average month-end commercial paper balances for such persons for 1997 and 1998 through March 31, 1998 were as follows: Allen L. Davis, $0 and $216,000; Carl H. Lindner, Jr., $1,935,000 and $2,806,000; Keith E. Lindner, $817,000 and
$689,000;  Robert D. Lindner,  $1,383,000  and  $1,748,000;  siblings of Carl H.
Lindner and Robert D. Lindner, $846,000 and $4,349,000; and Philip R. Myers, $112,000 and $79,000.

     Loans and lines of credits have been extended by Provident Bank in 1997 to certain of Provident's executive officers, directors, principal shareholders, affiliates of such persons and to members of their families. Management believes that such loans and lines of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1997, the outstanding balance of loans to principal shareholders of Provident and their related interests were as follows: AFG, $3,526,000; Carl H. Lindner, Jr., $899,030; Robert D. Lindner, $10,913,000; siblings of Carl H. Lindner, Jr. and Robert D. Lindner, $9,478,000; and S. Craig Lindner, $1,016,000. Carl H. Lindner III and Keith E. Lindner did not have balances exceeding $60,000 at December 31, 1997. In addition, Provident Bank and a subsidiary of Provident Bank have entered into various automobile and equipment leases with AFG from time to time on market terms and conditions. At December 31, 1997, the aggregate outstanding balance of these leases was $2,879,000.

                              INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP served as Provident's independent auditors for 1997. One or more representatives of that firm will attend the Annual Meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year, since it is the practice of Provident not to select independent auditors prior to the Annual Meeting of Shareholders.

                              SHAREHOLDER PROPOSALS

     If a shareholder desires to have a proposal included in the Proxy Statement for the 1999 Annual Meeting, such proposal must be received by Provident's Secretary at the office of Provident before January 1, 1999.


                                  MISCELLANEOUS

     Provident will send upon written request, without charge, a copy of Provident's current annual report on Form 10-K to any Provident shareholder who writes to Provident Financial Group, Inc., Investor Relations, One East Fourth Street, MS 855A, Cincinnati, Ohio 45202.

        The Management of Provident knows of no other matters to be presented at the meeting other than those mentioned in the Notice. If any other matter should be presented at the meeting or any adjournment thereof upon which a vote properly may be taken, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting said shares.


                                           By order of the Board of Directors
                                           Mark E. Magee
                                           Secretary

                         PROVIDENT FINANCIAL GROUP, INC.


PROXY          The  undersigned  hereby  appoints Robert L. Hoverson and Mark E.
FOR            Magee,  or either of them, the proxies of the  undersigned,  each
ANNUAL         with the power of substitution, to vote cumulatively or otherwise
MEETING        all  shares  of  Common  Stock  which  the  undersigned  would be entitled to vote at the Annual Meeting of Shareholders of Provident Financial Group, Inc., to be held May 28, 1998 at 9:00 a.m. Eastern Time, as specified below on the matters described in Provident's Proxy Statement and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. THE PROXY WILL BE VOTED AS RECOMMENDED
               BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        "FOR" THE ELECTION OF DIRECTORS.


        1.     To elect the 8 nominees listed below:

               FOR    [ ]              AGAINST   [ ]            ABSTAIN   [ ]

               Jack M. Cook, Allen L. Davis, Thomas D. Grote, Jr., Robert L. Hoverson, Philip R. Myers, Joseph A. Pedoto, Sidney A. Peerless and Joseph A. Steger.

               (To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.)



                                         Date:
                                              ----------------------------------
                                             (IMPORTANT:  Please  sign  exactly
                                             as name appears hereon indicating,
                                             where  proper official position or
                                             representative capacity.   In case
                                             of joint holders, all should sign.)


                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS